Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-82368




                              Prospectus Supplement
                               Dated May 25, 2002

         The Prospectus dated May 15, 2002 relating to the offer for resale of up to $701,960,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s Zero-Coupon Convertible Senior Notes Due 2021, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following information in the "Selling
Securityholders" table in the Prospectus Supplement dated May 16, 2002:

                                                              Principal Amount
                                                               of Registered
                            Selling Securityholders                Notes
-----------------------------------------------------------   ----------------

Amerisure Mutual Insurance Company........................        $300,000

Ramius LP.................................................        $100,000

RCG Baldwin LP............................................        $200,000

      Total of Above......................................        $600,000